UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):November 28, 2011

SAMSON OIL & GAS LIMITED
(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 36, Exchange Plaza, 2 The Esplanade Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  011 61 8 9220 9830

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

(a) The Annual General Meeting of the Company was held on November 29, 2011.

(b) The voting results of the Annual General Meeting are set forth in Exhibit 99.1 and are incorporated herein by reference.

(d) Shareholders approved, on an advisory basis, the holding of an advisory vote on executive compensation on an annual basis.

The Australian Corporations Act requires companies whose shares are quoted on the Australian Securities Exchange (ASX) to include a remuneration report in such companies’ Australian annual report.  The Corporations Act also requires that the remuneration report be adopted on an advisory basis by shareholders each year.

As a result, the Company has decided to hold an annual advisory vote both on the Australian remuneration report and on the U.S. compensation of named executive officers.

The Company is required by SEC rules to hold an advisory vote with respect to the frequency of shareholder votes on executive compensation no later than the annual or other meeting of shareholders in 2017.

ITEM 8.01	Other Events.

On November 28, 2011, the Company announced that the Annual General Meeting presentation was posted to its website. The press release is attached as Exhibit 99.2.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1 99.2
Press release reporting the voting results of the Annual General Meeting of Samson Oil & Gas Limited dated November 29, 2011.

Press release announcing Annual General Meeting presentation of Samson Oil & Gas Limited dated November 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2011

SAMSON OIL & GAS LIMITED

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1 99.2
Press release reporting the voting results of the Annual General Meeting of Samson Oil & Gas Limited dated November 29, 2011.

Press release announcing Annual General Meeting presentation of Samson Oil & Gas Limited dated November 28, 2011.